As filed with the Securities and Exchange Commission on June 1, 2004
Registration No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-4
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

Stratagene Corporation
(Exact name of registrant as specified in its charter)

Delaware	2836	33-0683641
(State or other jurisdiction	(Primary Standard Industrial	(I.R.S. Employer
of incorporation or organization)	Classification Code Number)	Identification Number)

11011 North Torrey Pines Road
La Jolla, California 92037
(858) 535-5400
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Joseph A. Sorge, M.D.
Chairman and Chief Executive Officer
Stratagene Corporation
11011 North Torrey Pines Road
La Jolla, California 92037
(858) 535-5400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Thomas A. Edwards, Esq.	Peter J. Tennyson, Esq.
Latham & Watkins LLP	Paul, Hastings, Janofsky & Walker LLP
600 West Broadway, Suite 1800	695 Town Center Drive, 17th Floor
San Diego, California 92101	Costa Mesa, California 92626
(619) 236-1234	(714) 668-6200

     Approximate date of commencement of proposed sale to the public: Upon consummation of the merger described in the Form S-4 registration statement (No. 333-109420) to which this registration statement relates.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-109420

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed Maximum
Title of Each Class	Amount	Maximum	Aggregate	Amount of
of Securities to	to be	Offering Price	Offering	Registration
be Registered	Registered (1)	Per Share(2)	Price (2)	Fee (3)
Common Stock, par value $0.0001 per share	100,000	$5.155	$515,500	$66

(1)	Represents the number of additional shares of common stock, par value $0.0001 per share, of the registrant that may be issued in connection with the merger of a wholly-owned subsidiary of the registrant with and into Hycor Biomedical Inc., a Delaware corporation, as described in the registration statement on Form S-4 (No. 333-109420), which became effective on April 29, 2004. In connection with the filing of that registration statement, 4,983,340 shares of common stock of the registrant were registered with the Securities and Exchange Commission and a fee of $1,994 was paid. The registrant now anticipates that up to 100,000 additional shares of its common stock may be issued in the merger.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f) and Rule 457(c) under the Securities Act of 1933, as amended, based on $5.155 per share, the average of the high and low prices of Hycor common stock as reported on the Nasdaq National Market on May 27, 2004.

(3)	Reflects the product of (a) 0.0001267 multiplied by (b) the Proposed Maximum Aggregate Offering Price with respect to the shares of common stock registered hereby.

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EXPLANATORY NOTE
INCORPORATION BY REFERENCE
SIGNATURES
EXHIBIT INDEX
EXHIBIT 5.1
EXHIBIT 23.1
EXHIBIT 23.2

EXPLANATORY NOTE

     This registration statement is being filed by the registrant pursuant to General Instruction K of Form S-4 and Rule 462(b) under the Securities Act of 1933, as amended, to register an additional 100,000 shares of common stock, par value $0.0001 per share, of the registrant, Stratagene Corporation, a Delaware corporation, for issuance in connection with the merger of SHC Acquisition Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the registrant, with and into Hycor Biomedical Inc., a Delaware corporation. In the merger, each share of common stock, par value $0.01 per share, of Hycor Biomedical Inc. will be converted into the right to receive 0.6158 of a share of common stock of the registrant.

     The registrant previously registered a total of 4,983,340 shares of common stock in connection with the merger by means of a currently effective registration statement on Form S-4 (No. 333-109420), which was declared effective by the Securities and Exchange Commission on April 29, 2004. The maximum number of shares of common stock to be issued pursuant to the merger is expected to be 5,083,340.

INCORPORATION BY REFERENCE

     The registrant hereby incorporates by reference the contents of its registration statement on Form S-4, as amended (No. 333-109420).

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SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the 1st day of June, 2004.

STRATAGENE CORPORATION

By:	/s/ JOSEPH A. SORGE, M.D.

Joseph A. Sorge, M.D.
Chief Executive Officer and Chairman of the Board

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ JOSEPH A. SORGE, M.D.	Chairman of the Board and Chief Executive Officer and Chief Financial Officer (Principal Executive Officer and Principal Financial Officer and Principal Accounting Officer)	June 1, 2004

Joseph A. Sorge, M.D.

/s/ HAROLD S. EASTMAN*	Director	June 1, 2004

Harold S. Eastman

/s/ CARLTON J. EIBL*	Director	June 1, 2004

Carlton J. Eibl

/s/ STEPHEN A. KAPLAN*	Director	June 1, 2004

Stephen A. Kaplan

*By:	/s/ JOSEPH A. SORGE, M.D.

Joseph A. Sorge, M.D.
Attorney-in-fact

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EXHIBIT INDEX

Exhibit
Number	Exhibit Description
2.1*	Agreement and Plan of Reorganization dated as of July 24, 2003 by and among the registrant, SHC Acquisition Sub, Inc. and Hycor Biomedical Inc.
2.2*	Amendment No. 1 to Agreement and Plan of Reorganization dated as of December 29, 2003 by and among the registrant, SHC Acquisition Sub, Inc. and Hycor Biomedical Inc.
2.3*	Amendment No. 2 to Agreement and Plan of Reorganization dated as of February 25, 2004 by and among the registrant, SHC Acquisition Sub, Inc. and Hycor Biomedical Inc.
5.1**	Opinion of Latham & Watkins LLP, regarding the validity of the securities being registered
8.1*	Opinion of Paul, Hastings, Janofsky & Walker LLP, regarding certain U.S. federal income tax consequences of the merger
23.1**	Consent of Deloitte & Touche LLP, independent auditors of the registrant
23.2**	Consent of Deloitte & Touche LLP, independent auditors of Hycor Biomedical Inc.
23.3**	Consent of Latham & Watkins LLP (contained in Exhibit 5.1)
23.4*	Consent of Paul, Hastings, Janofsky & Walker LLP (contained in Exhibit 8.1)
24.1*	Power of Attorney
99.1*	Consent of The Seidler Companies, financial advisor to Hycor Biomedical Inc.
99.3*	Consents of persons named as about to become directors of the registrant

*	Incorporated by reference to Stratagene’s Registration Statement on Form S-4, as amended (File No. 333-109420).

**	Filed herewith.

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